Exhibit 99.1

Marblegate Capital Corporation Announces Completion of Business Combination with

Marblegate Acquisition Corp. and DePalma Companies to Establish Publicly Listed Vertically

Integrated NYC Taxi Medallion Lender and Fleet Operator

Marblegate positioned to leverage its successful record of driving positive change in the taxi industry to deliver value for owners, drivers, and investors

Firm was pivotal to the success of NYC Taxi Medallion MRP+ program which has been hailed by federal, state and city officials for stabilizing the industry

NEW YORK, April 10, 2025 – Marblegate Capital Corporation (MCC) and Marblegate Acquisition Corp. (MAC) (previously Nasdaq: GATE), a publicly traded special purpose acquisition company sponsored by Marblegate Asset Management (Marblegate), an investment management firm that focuses on distressed and special situation investing, announced the completion of their business combination and merger with DePalma Acquisition I LLC and DePalma Acquisition II LLC (together, the DePalma Companies). The common stock and warrants of MCC began trading today, April 10, 2025, on OTCQX® Best Market operated on The OTC Market systems under the symbols MGTE and MGTEW, respectively.

“Marblegate entered the taxi industry seeking to stabilize the marketplace and drive positive change,” said Andrew Milgram, Chief Executive Officer of MCC. “This transaction builds on our dynamic track record and aims to transform and professionalize the underserved Taxi medallion market – driving additional investments that will appropriately value medallions, benefiting owners, drivers, and investors.”

MCC is the first and largest publicly traded, vertically integrated, full-service fleet operator and specialty finance lender in the NYC taxi market, leveraging Marblegate’s years of deep industry experience and expertise, and strong portfolio operations capabilities to create a business that is transforming and institutionalizing the taxi industry.

MCC has a loan portfolio collateralized by more than 1,700 medallions and owns over 2,000 medallions – which MCC believes makes it the largest lender and owner of NYC taxi medallions. This, in addition to being one of the largest NYC medallion fleet operators, differentiates MCC in the NYC taxi marketplace as not just a market leader with an end-to-end understanding of the taxi business but the most impactful player in the industry driving positive change. Marblegate played a pivotal role in the successful launch and implementation of the NYC MRP+ medallion debt relief program, designed to provide financial relief to drivers who were previously subject to predatory lending practices.

Advisors

Paul Hastings LLP served as legal advisor to MCC and MAC. Reed Smith LLP served as legal advisor to the DePalma Companies. Piper Sandler & Co. served as capital markets advisor to MAC in connection with the business combination. Centri Business Consulting, LLC served as accounting and finance advisor to the DePalma Companies. Huron Transaction Advisory LLC provided a fairness opinion to the Board of Directors of MAC in connection with the business combination with the DePalma Companies.

About Marblegate Capital Corporation

Marblegate Capital Corporation (OTCQX:MGTE), is a vertically integrated, full-service fleet operator and specialty finance lender in the New York City (NYC) taxi market. Marblegate Capital Corporation specializes in NYC taxi medallions as a lender, owner, and fleet operator. With a loan portfolio collateralized by more than 1,700 medallions and over 2,000 medallions owned, we believe we are the largest lender and owner of NYC taxi medallions as well as one of the largest NYC medallion Fleet operators*. What differentiates Marblegate Capital Corporation is its end-to-end understanding of the taxi business and position as the most impactful player in the industry driving positive change. Marblegate Asset Management (Marblegate) is Marblegate Capital Corporation’s external manager. Founded in 2008, Marblegate is an investment management firm that focuses on distressed and special situation investing. Marblegate transforms complex situations by taking a hands-on approach to drive positive business transformations amid complexity to create value and sustainable results. Marblegate played a pivotal role in the successful launch and implementation of the NYC MRP+ medallion debt relief program, designed to provide financial relief to drivers who were previously subject to predatory lending practices.

*	Data as of 9/30/24 and includes medallions that are not currently registered with the TLC

Forward-Looking Statements

This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by terminology such as “will,” “shall,” “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or expressions that predict or indicate future events or trends that are not statements of historical matters. These statements are only predictions. MCC has based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond MCC’s control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) MCC’s expectations regarding the impact of its securities trading on the OTC Markets; (ii) MCC’s ability to have its securities listed on Nasdaq following the business combination; (iii) the outcome of any legal proceedings that may be instituted against the parties and others related to the business combination; (iv) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities; and (v) the evolution of the markets in which MCC will compete. More information on potential factors that could affect MCC’s financial results is included from time to time in its public reports filed with the SEC that are available on the SEC’s website at www.sec.gov, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the Proxy Statement/Prospectus MCC filed in connection with the solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. All of the forward-looking statements made in this Current Report on Form 8-K are expressly qualified by the cautionary statements contained or referred to herein. Accordingly, you should not rely upon forward-looking statements as predictions of future events. MCC cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, MCC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of an unanticipated event.